U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 8, 2013

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Emeritus Corporation (the “Company”) today reported that a Sacramento County Superior Court jury returned a verdict against the Company in a professional liability case.  The jury awarded $4.1 million in compensatory damages and $23.0 million in punitive damages.  The court reduced the compensatory damages to a total of $500,000 by operation of law.  Post-trial motions will be set to determine entitlement to and amount of attorneys’ fees, and the legality and appropriate amount of the punitive damages award.  Upon entry of a final order, the Company intends to appeal the rulings and judgment of the court.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

99.1           Press Release dated March 8, 2013, Emeritus Reports Unfavorable Jury Verdict in Professional Liability Case

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

March 8, 2013		EMERITUS CORPORATION

	By:	/s/ Robert C. Bateman
Robert C. Bateman, Executive Vice President—
Finance and Chief Financial Officer

INDEX TO EXHIBITS

99.1           Press Release dated March 8, 2013, Emeritus Reports Unfavorable Jury Verdict in Professional Liability Case